Exhibit 99.1

ASSOCIATED MATERIALS, LLC ANNOUNCES PROPOSED

OFFERING OF SENIOR SECURED SECOND LIEN NOTES

CUYAHOGA FALLS, Ohio, October 26, 2009/PRNewswire/ — Associated Materials, LLC (“Associated”) today announced its proposed offering of $200 million in aggregate principal amount of senior secured second lien notes due 2016. Associated plans to use the net proceeds from the offering to discharge and redeem its outstanding 9 3/4% senior subordinated notes due 2012 and its outstanding 15% senior subordinated notes due 2015, to pay related expenses and expenses of the offering and to repay amounts outstanding under its asset-based credit facility.

The notes will be senior obligations and will rank equally in right of payment with all of Associated’s existing and future senior indebtedness. The notes will be co-issued by a finance subsidiary of Associated and will be guaranteed on a senior basis by all of Associated’s existing and future U.S. domestic restricted subsidiaries that guarantee or are otherwise obligors under Associated’s asset-based credit facilities. The notes and guarantees will be structurally subordinated to all of the liabilities of Associated’s non-guarantor subsidiaries.

The notes and guarantees will be secured, subject to permitted liens, by second-priority liens on the assets that secure Associated’s credit facility indebtedness. The collateral will consist of substantially all of the tangible and intangible assets of Associated and its domestic restricted subsidiaries.

The notes and guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under, or an applicable exemption from such registration requirements. The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. Associated gives no assurance that the proposed offering can be completed on any terms.

This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Associated that are based on the beliefs of Associated’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of Associated’s management. The following factors, and others which are discussed in Associated’s filings with the Securities and Exchange Commission, are among those that may cause actual results to differ materially from the forward-looking statements: changes in the home building industry, general economic conditions, interest rates, foreign currency exchange rates, changes in the availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, changes in raw material costs and availability, market acceptance of price increases, changes in national and regional trends in new housing starts, changes in weather conditions,

Associated’s ability to comply with certain financial covenants in loan documents governing its indebtedness, increases in levels of competition within its market, availability of alternative building products, increases in its level of indebtedness, increases in costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek and shifts in market demand. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.